UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2005, America Online Latin America, Inc. ("AOLA"), AOLA's subsidiary in Brazil, AOL Brasil Ltda. ("AOLB") and Banco Itau, S.A. ("Itau"), entered into a letter agreement (the "Agreement") which modifies Itau's marketing obligations under the Strategic Interactive Services and Marketing Agreement dated June 12, 2000 and the Memorandum of Agreement dated December 14, 2002, as amended, among AOLA, AOLB and Itau (collectively, the "Marketing Agreements"). Under the Agreement, the parties will stop placing promoters to promote the co-branded service in Banco Itau bank branches, and will cease all other promotions for the co-branded service in Itau branches. Itau will purchase advertising on the co-branded service or the AOLB service in an amount equal to the amount that Itau would have spent in paying promoters to promote the co-branded service, as described in the Agreement. To the extent not superseded by the Agreement described above, the Marketing Agreements remain in effect.

The Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Letter Agreement, dated May 24, 2005 by and among America Online Latin America, Inc., AOL Brasil Ltda. and Banco Itau, S.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

June 1, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated May 24, 2005 by and among America Online Latin America, Inc., AOL Brasil Ltda. and Banco Itau, S.A.